SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
               -------------------------------------


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) October 21, 1998
                                                -----------------
                 EMBRYO DEVELOPMENT CORPORATION
                 ------------------------------
    (exact name of registrant as specified in its charter)


                           DELAWARE
                           --------
         (State or other jurisdiction of incorporation)


     1-13713                                  13-3832099
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(Commission File Number)                (IRS Employer Identification
                                                      Number)


 750 Lexington Avenue, Suite 2750, New York, NY     10022
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(Address of principal executive offices)          (Zip Code)



Registrant's Telephone Number, Including Area Code:(212) 355-8484


        (Former name or former address, if changed since last
                            report)

Item 5.   Other Events.
-----------------------
     On October 21, 1998, Embryo Development Corporation (the
"Registrant") was advised by The Nasdaq Stock Market that its securities were delisted effective with the close of business October 21, 1998 due to the Company's failure to meet certain continued listing requirements of The Nasdaq SmallCap Market. Specifically, the Registrant failed to maintain the required minimum public float, the minimum bid price, and the net tangible asset requirement.

     The Registrant will seek to be eligible to trade on the OTC Bulletin
Board.

                            SIGNATURES
                            ----------



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                         EMBRYO DEVELOPMENT CORPORATION



                         By:  /s/ Matthew Harriton
                              ---------------------
                              Matthew Harriton
                              President


Dated:   October 22, 1998